Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

I consent to the use in this Registration Statement on Form S-4 of Viropro, Inc., of my report dated February 19, 2004 appearing in the 10-KSB which is incorporated by reference.

By:  /s/ Mark Cohen

       Mark Cohen C.P.A.

Hollywood, Florida

02/04/04